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                                                                  Exhibit 10.17

March 17, 2000

David Hurwitz
President
US WATS, Inc.
3331 Street Rd., Ste. 275
2 Greenwood Square
Bensalem, PA 19020

Dear David:

This letter agreement ("Agreement") made on this 17th day of March, 2000 by and between US WATS Inc. ("USWI") and Cam-Comm, Inc. ("Cam-Comm"), sets forth the terms and conditions under which USWI will acquire certain of the assets of the business of Cam-Comm, specifically the private line business of Cam-Comm.

In consideration of the mutual covenants and undertakings contained herein, and intending to be legally bound hereby, the parties agree as follows:

        1. USWI will purchase and acquire the private line business assets of Cam-Comm, including the customer base and accounts receivables of Cam-Comm for April 2000 and going forward (collectively, the "business") solely in exchange for USWI assuming Cam-Comm's responsibility for payment of Cam-Comm.'s outstanding invoices (the "Assumed WorldCom Invoices") with MCI WorldCom ("WorldCom") in the total maximum amount of $309,547.25 ("Maximum Purchase Price"). The business includes a customer base of 70 accounts and 110 circuits. Attached hereto as Exhibit A is a "Circuit ID Report" which lists all customers of Cam-Comm and the associated IXC circuit numbers. Cam-Comm agrees to use commercially reasonable efforts to cause all such customers to remain with USWI.

        2. A partial payment on the Maximum Purchase Price in the amount of $150,000.00 shall be made by USWI to WorldCom by wire transfer by the close of business on March 20, 2000. Cam-Comm shall convey, transfer, assign and sell all of its right, title and interest in the business to USWI on March 17, 2000. Cam-Comm hereby agrees that it shall retain and remain responsible for payment and performance of all obligations and responsibilities for any claims, debts or liabilities of Cam-Comm other than the Assumed WorldCom Invoices. Cam-Comm acknowledges that the above-referenced $309,547.25 includes disputed amounts, and any reductions to such amounts shall inure solely to USWI's benefit.

        3. Cam-Comm will immediately send out March 2000 (for April traffic) invoices with instructions to customers to remit payment to USWI and the receivables for these invoices are and shall be the sole property of USWI. Any payments on these invoices that are sent to Cam-Comm offices or other offices of James Rossi will be immediately transferred to USWI.

        4.  This Agreement is further conditioned upon the following:

                a. USWI will assume a $30,000.00 private line commitment for service from WorldCom;
                b. WorldCom will honor those contractual prices presently in effect for Cam-Comm;
                c. WorldCom will reconcile or "true up" its billing on the Cam-Comm invoices ("reconciliation") on or before April 14, 2000.
                d. To the extent that the total dollar amount of the Assumed WorldCom Invoices exceeds $200,000 then Cam-Comm and James Rossi shall jointly and severally be required to pay 50% of such excess to USWI.
                e. Any credits due customers of Cam-Comm for service outages on or prior to 03/20/00 are the sole obligation and responsibility of Cam-Comm.

        5. The execution and performance of this Agreement by Cam-Comm will not contravene or violate (i) any existing law, rule or regulation to which it is subject or (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Cam-Comm. No authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority or any other person or entity is required in connection with the execution, delivery and performance of this Agreement by Cam-Comm.

        6. With respect to the Business, Cam-Comm represents and warrants too USWI that Cam-Comm has complied with, and is not in violation of any law, rule, order, ordinance or regulation to which it or the Business, are subject and has not failed to obtain or to adhere to the requirements of any license, permit or authorization necessary to the ownership of its assets and properties or the conduct of the Business.

        7. Nothing contained herein shall be deemed to constitute USWI's acquisition of the capital stock of Cam-Comm or to reflect USWI's assumption of any liabilities other than an assumption of the Assumed WorldCom Invoices as and to the extent, and on the conditions, contained herein.

        8. This Agreement will be binding upon and inure to the benefit of the representatives, heirs, successors and assigns of the parties.



     Agreed to and accepted:

     USWI                                       Cam-Comm, Inc.

     By: /s/ David Hurwitz                      By: /s/ James Rossi
        _____________________                      __________________
        David Hurwitz                              James Rossi
        President                                  CEO


       The undersigned, in his individual capacity, hereby guaranties immediate payment and performance of all of the obligations and responsibilities of Cam-Comm, Inc. set forth above, whether or not such obligations and responsibilities are designated as joint and several obligations of Cam-Comm, Inc. and Rossi, and also agrees to cause Cam-Comm, Inc. to perform its obligations under the letter dated March 17, 2000 signed by USWI and WorldCom.

                                               /s/ James Rossi
                                               _____________________________
                                               James Rossi